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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 30, 2003



                              REHABCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                       0-19294                    51-0265872
   (State or other              (Commission File             (I.R.S. Employer
   jurisdiction of                   Number)                  Identification
   incorporation)                                                 Number)



        7733 Forsyth Boulevard
              17th Floor
         St. Louis, Missouri                              63105
(Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (314) 863-7422


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



Item 7.     Financial Statements and Exhibits.

(c) Exhibits. See Exhibit Index


Item 9.     Regulation FD Disclosure.

     RehabCare Group, Inc. ("RehabCare") announced that it had entered into a Stock Purchase and Sale Agreement dated December 30, 2003 with InteliStaf Holdings, Inc. ("InteliStaf") pursuant to which InteliStaf would acquire all of the outstanding common stock of StarMed Health Personnel, Inc., a wholly owned subsidiary of RehabCare, in exchange for approximately 25% of the common stock of InteliStaf on a fully diluted basis. In connection with the transaction, certain assets used in the staffing business but held by RehabCare or its subsidiaries other than StarMed Health Personnel, Inc. will be transferred to StarMed Health Personnel, Inc. prior to closing.

     A copy of the press release announcing the execution of the Stock Purchase and Sale Agreement, which was issued on December 30, 2003, is attached hereto as
Exhibit 99.1.

     The script of a conference call held by RehabCare Group, Inc. on December 30, 2003 to discuss the Stock Purchase and Sale Agreement of StarMed Health Personnel, Inc. by InteliStaf is attached as Exhibit 99.2.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 30, 2003

                                       REHABCARE GROUP, INC.



                           By:/s/Vincent L. Germanese
                                -----------------------------------------------
                                 Vincent L. Germanese
                                 Senior Vice President, Chief Financial Officer
                                  and Secretary

                                  EXHIBIT INDEX

Exhibit No.       Description


99.1   Press release dated December 30, 2003.

99.2   Script for a conference call held by the registrant on December 30, 2003

                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

REHABCARE GROUP AND INTELISTAF HEALTHCARE ANNOUNCE DEFINITIVE AGREEMENT TO SELL
                      STARMED STAFFING GROUP TO INTELISTAF

    Healthcare Staffing Leaders Combine to Provide Healthcare Facilities with
         Greater Access to Skilled Professionals and Innovative Vendor
                               Management Services
           ----------------------------------------------------------


Oakbrook Terrace, Ill. and St. Louis, Mo. - December 30, 2003 - InteliStaf Healthcare, Inc., a privately held industry leader in healthcare staffing, and RehabCare Group (NYSE: RHB), announced today an agreement in which InteliStaf will acquire StarMed Staffing Group, RehabCare's healthcare staffing division, in a stock for stock transaction. Upon the closing of the transaction, InteliStaf will become the nation's largest privately held healthcare staffing company with combined 2003 revenue of more than $450 million.

     "As two premier companies, InteliStaf Healthcare and StarMed Staffing Group see the strengths and benefits of combining to serve clients and employees in markets throughout the country," said Ralph J. Friedmann, President and CEO of InteliStaf Healthcare. "Today we are forming the only integrated healthcare staffing provider of scale, offering a balanced portfolio of per diem, travel and outsourced vendor management services. This portfolio of staffing solutions closely mirrors the needs of our clients, uniquely positioning us to meet and exceed their requirements and expectations. The combined company will provide greater career growth for our administrative and healthcare professionals through a broader choice and variety of opportunities both locally and nationally."

     John H. Short, Ph.D., Interim President and CEO of RehabCare, said, "We are very pleased to announce this unique transaction, which allows us to fulfill a number of corporate objectives. By obtaining an ongoing interest in InteliStaf, we enable our shareholders to participate in the expected improved performance of the combined companies."

     Dr. Short continued, "Equally important, with StarMed Staffing Group under InteliStaf Healthcare's proven management team, we will be able to dedicate all of RehabCare's human and financial capital to more rapidly execute our continuum of care initiatives of making selective acquisitions, expanding our range of service offerings and building stronger client partnerships in our rehabilitation program management services businesses."

     Mr. Friedmann concluded, "As the industry leader in quality and service, InteliStaf will continue to provide first class staffing solutions to all of StarMed's clients. Our teams are already hard at work to ensure a seamless integration for our valued clients and employees."

     Under the terms of the agreement, RehabCare Group will become a substantial shareholder in InteliStaf Healthcare, along with The Carlyle Group and members of InteliStaf Healthcare's management team. RehabCare will own 25% of InteliStaf Healthcare's outstanding equity following the close and will hold two seats on the board of directors, one of which will be the Chair of the Company's Audit Committee. The transaction is expected to close in the beginning of February, subject to customary closing conditions and regulatory approval.

     In connection with the transaction, RehabCare expects to record a charge of between $30 million and $35 million to reflect the write-down of the carrying value of StarMed and related transaction, severance and lease termination costs. The Company expects the bulk of this to occur in the fourth quarter of 2003, with some carryover into the first quarter of 2004.

     Management from RehabCare Group will host an investor conference call to discuss the transaction on Tuesday, December 30, 2003 at 1:00 pm EST. The conference call will be broadcast live on the Internet and can be accessed on the Company's web site at www.rehabcare.com and online at www.companyboardroom.com. In addition, an online archive of the conference call will be available beginning at 4:30 P.M. Eastern time today and ending at 1:00 A.M. on February 1, 2004. The replay number is 320.365.3844 and the access code is 715557. For more information, visit the transaction web site at intelistaf.acquisitioninformation.com.


About InteliStaf Healthcare
---------------------------

InteliStaf Healthcare (intelistaf.com), headquartered in Oakbrook Terrace, Ill. is one of the largest healthcare staffing companies in the United States operating more than 55 offices and one of the leading travel divisions supporting more than 35,000 medical professionals. The company provides nurses, allied healthcare professionals, and other medical professionals to healthcare facilities on a temporary and contract basis. InteliStaf Healthcare is a nationally recognized leader at the forefront of vendor management services, creating and directing innovative solutions designed to meet its customers specific contract labor, patient care, and financial requirements.


About RehabCare Group
---------------------

RehabCare Group (NYSE: RHB) (rehabcare.com), headquartered in St. Louis, Mo., is a leading provider of program management of hospital rehabilitation services and skilled nursing units, outpatient therapy programs, contract therapy services and temporary healthcare staffing services in conjunction with over 7,000 hospitals, nursing homes and other long-term care facilities throughout the United States. RehabCare Group is included in the Russell 2000 and Standard and Poor's Small Cap 600 Indices.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause RehabCare's actual results in future periods to differ materially from forecasted results. These risks and uncertainties may include, but are not limited to, the future operating performance of InteliStaf, and the rate of return that RehabCare will be able to achieve from its equity interest in InteliStaf; changes in and compliance with governmental reimbursement rates affecting RehabCare's other lines of business; RehabCare's ability to attract new client relationships or to retain and grow existing client relationships through expansion of RehabCare's hospital rehabilitation and contract therapy service offerings and the development of alternative product offerings that build stronger partnering relationships between RehabCare and its clients; RehabCare's ability to identify and consummate, within the expected timeframes, strategic acquisitions to accelerate growth in RehabCare's hospital rehabilitation and contract therapy divisions; the adequacy and effectiveness of RehabCare's operating and administrative systems; litigation risks of RehabCare's past and future business, including RehabCare's ability to predict the ultimate costs and liabilities or the disruption of its operations; competitive and regulatory effects on pricing and margins; and general economic conditions, including efforts by governmental reimbursement programs, insurers, healthcare providers and others to contain healthcare costs. For additional information on RehabCare Group, please visit the RehabCare website at rehabcare.com.

Contacts:
InteliStaf Healthcare               RehabCare Group
Investors:                          Investors:
Kip Weatherwax                      John H. Short, Ph.D.
630/916-3900                        Vincent L. Germanese
                                    Betty Cammarata
                                    314/863-7422

Media:
Citigate Sard Verbinnen             Financial Dynamics
Naomi Gitlin                        Lanie Fladell/Gordon McCoun
Drew Ferguson                       212/850-5600
312/895-4700                        Media: Sean Leous/Deborah Ardern-Jones
                                    212/850-5600


                                      -END-

                                                                    Exhibit 99.2

REHABCARE STARMED CONFERENCE CALL SCRIPT
December 30, 2003
INTRODUCTION BY CONFERENCE OPERATOR
INTRODUCTION OF MANAGEMENT BY FINANCIAL DYNAMICS

Good afternoon, everyone. This is Gordon McCoun of Financial Dynamics and I would like to welcome you to the RehabCare conference call to discuss the press release issued earlier today regarding RehabCare's sale of its StarMed staffing business to InteliStaf Healthcare.

Before we begin, I would like to make some introductory comments regarding this call.

This conference call contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. These risks and uncertainties may include, but are not limited to, the future operating performance of InteliStaf, and the rate of return that RehabCare will be able to achieve from its equity interest in InteliStaf; changes in and compliance with governmental reimbursement rates affecting RehabCare's other lines of business; RehabCare's ability to attract new client relationships or to retain and grow existing client relationships through expansion of RehabCare's hospital rehabilitation and contract therapy service offerings and the development of alternative product offerings that build stronger partnering relationships between RehabCare and its clients; our ability to identify and consummate, within the expected timeframes, strategic acquisitions to accelerate growth in RehabCare's hospital rehabilitation and contract therapy divisions; the adequacy and effectiveness of RehabCare's operating and administrative systems; litigation risks of RehabCare's past and future business, including RehabCare's ability to predict the ultimate costs and liabilities or the disruption of its operations; competitive and regulatory effects on pricing and margins; and general economic conditions, including efforts by governmental reimbursement programs, insurers, healthcare providers and others to contain healthcare costs. For additional information on RehabCare Group, please visit the Company's website at rehabcare.com.

And now, Dr Short, Interim President and CEO


INTRODUCTION BY JOHN SHORT

Good afternoon and thank you. And, thank you to those of you listening in for taking time from your holiday to be with us today. With me today is Vince Germanese, Chief Financial Officer. We will be available during the question and answer period following my formal remarks. We still have a ways to go before we complete this transaction, so we might not have the answers to all your questions, but we will respond with what information we have at this point.

As you might have gathered from the tone of our press release, we are really quite pleased to have signed this agreement with InteliStaf Healthcare to combine our respective healthcare staffing businesses to form the nation's largest integrated healthcare staffing company.


TERMS OF THE TRANSACTION

Before I go into why this is such an exciting development for RehabCare and StarMed, let me summarize the terms of the agreement. Under the agreement, we will sell our StarMed business to InteliStaf, a leading privately-held healthcare staffing company, in a stock for stock transaction. We expect the deal to close by the beginning of February 2004, subject to the customary closing conditions.

Upon completion of the transaction, RehabCare will have a 25% equity interest in InteliStaf. In addition, we will have two seats on InteliStaf's Board of Directors, one of which will chair the Audit Committee. As an important shareholder of InteliStaf, we are joining The Carlyle Group and members of InteliStaf's management team as owners of the Company. We believe that Carlyle's position as a large investor in InteliStaf speaks to the conviction they have in the prospects for the healthcare staffing business as well as the resources available for InteliStaf to take advantage of the opportunities that exist there.

In connection with the transaction, we expect to record a charge of between $30 and $35 million, equal to $1.82 to $2.12 per diluted share, net of a tax benefit of approximately $6 million, related to the write-down of the carrying value of StarMed and related transaction, severance and lease termination costs. We expect the bulk of this to occur in the fourth quarter of 2003 with some carryover into the first quarter of 2004.


RATIONALE FOR THE TRANSACTION

I'd like now to explain why we pursued this relationship with InteliStaf and worked to get to this point. We have been very familiar with InteliStaf and how complementary their business is with ours in terms of approach, service and geographical presence. It was apparent that the two businesses would make a very compatible pair, and a combination would enhance the competitiveness of each.

The transaction is unique in that it enables us to deliver on several RehabCare corporate objectives that we have articulated in the past to the financial community, and benefits all the companies involved including RehabCare, InteliStaf and StarMed.

First, we maintain our commitment to the staffing business while fulfilling our objective of returning the business to profitability.

As you will remember from our third quarter conference call, I had charged the management of StarMed with returning the business to profitability for the 2004 year. We had a strategy in place and were confident of achieving that goal, but this transaction resulting in the combined company enables us to realize this well ahead of our intended timeframe.

We are also able to strategically place StarMed with a company that has superb management and leads the industry in both growth and profitability. As a result of this transaction, StarMed will be able to participate in a larger platform and their clients will be able to access a larger and broader set of capabilities and professional resources.

And while we achieve these near-term benefits, we also retain an equity ownership in the new business so that we will participate in the opportunities in the healthcare staffing business and the growth and increased profitability of InteliStaf. We expect this to be an increasingly valuable asset for RehabCare.

Finally, with our staffing business soundly in the hands of an extremely capable management team, we at RehabCare can concentrate our attention on building the best post-acute rehabilitation business possible. As you know from our previous discussions and meetings, we have an ambitious four-point strategy to regain the growth and profitability that we think is available in this market, and having StarMed as part of InteliStaf frees up our financial and executive resources to accelerate these initiatives.


STRENGTH OF THE COMBINATION

Now I'd like to tell you about the tremendous company we are helping to create.

Founded in 1989, InteliStaf provides temporary healthcare professionals for acute care hospitals, ambulatory care facilities, physician practices, insurance and commercial companies on both a per diem and long term basis. The Company has had a record of strong growth and profitability.

Integrating StarMed into InteliStaf makes for an ideal combination. The two share common commitments to both travel and per diem staffing and share the same business philosophies dedicated to improving quality services and recruiting exceptional professionals for assignments. Each company has a presence in approximately 55 markets. Geographically, the combination immediately expands the footprint into more markets, as well as creating greater critical mass and the potential for rationalization in those markets where both companies have a presence.

The two companies have a pro-forma revenue base in 2003 of over $450 million. When combined, the new company will supply its clients with more than 25,000 professionals out of local offices in more than 85 markets across the country. This will represent the largest integrated privately-held healthcare staffing company in the United States with the second largest per diem and third largest travel staffing companies in the country.

The Company will be lead by Ralph Friedmann, the CEO of InteliStaf. Under his leadership, InteliStaf has put together an impressive record of growth and profitability since its founding. We are therefore very optimistic about the prospects of StarMed with Ralph at the helm of the combined entity.


CONCLUSION

These are the rationales and key facts behind the transaction.

In terms of the financial impact on RehabCare, our preliminary view is that the net effect of the transaction will be positive on our EPS for 2004. We will be reviewing InteliStaf's 2004 business plan with them over the coming month, and will be in a position to give our financial guidance for next year when we report our fourth quarter and full year 2003 results in early February.

In the meantime, because the combination will only work if the two companies integrate seamlessly, we are working very hard to make sure that our staffs and clients are getting all the information and support they need. We look forward to a smooth closing for the deal and an exciting prospect for our investment in InteliStaf.

With that I would like to have our operator open the call for questions.



Read following Questions and Answers -
As a reminder, this conference call is being webcast live on our web site, www.rehabcare.com and will be available for replay beginning at 4:30 P.M. Eastern time today

I want to thank all that participated in this call. This concludes the conference call.